                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-20133


PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 14, 1997)

$250,000,000

STAR BANC CORPORATION
                                                                [STAR BANC LOGO]
MEDIUM-TERM NOTES, SERIES A
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

The Star Banc Corporation (the "Company") may from time to time offer pursuant to this Prospectus Supplement its Medium-Term Notes, Series A (the "Notes"), with an aggregate initial public offering price or purchase price of up to $250,000,000 (or the equivalent thereof in one or more foreign or composite currencies), subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a Registration Statement to which this Prospectus Supplement and the accompanying Prospectus relate. The Notes will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. Unless otherwise specified in the applicable Pricing Supplement, each Note will mature on a Business Day nine months or more from its date of issue (the "Stated Maturity"), which maturity date may be subject to extension at the option of the Company. Each Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to maturity. The Notes may bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain discount notes, or at a floating rate (a "Floating Rate Note") determined by reference to LIBOR, the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Treasury Rate, the Prime Rate, the CMT Rate, the Eleventh District Cost of Funds Rate or any other Base Rate, as selected by the purchaser and agreed to by the Company, adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. Unless otherwise indicated, interest on each Fixed Rate Note will be payable semiannually in arrears on each March 1 and September 1 (each an "Interest Payment Date") and at Stated Maturity. A Note may be issued as an amortizing note (an "Amortizing Note") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index. A Note may be issued as an indexed note (an "Indexed Note") on which the amount of any interest payment will be determined by reference to the level of a specific index as defined on the applicable Pricing Supplement. The Specified Currency (as defined below) interest rate or interest rate formula, reset provisions, Issue Price, Stated Maturity, Interest Payment Dates, redemption, repayment and extension provisions and certain other terms with respect to each Note will be established at the time of issuance and set forth in a pricing supplement to this Prospectus Supplement (a "Pricing Supplement"). If the Notes are to be denominated in one or more foreign currencies or currency units (each a "Specified Currency") then the provisions with respect thereto (including authorized denominations) and currency exchange rate information will be set forth in the applicable Pricing Supplement. Each Note will be represented by a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note"). Beneficial interests in Global Securities representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be issuable as Certificated Notes except under the circumstances described herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS, THIS PROSPECTUS SUPPLEMENT OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                                        PRICE TO            AGENTS'         PROCEEDS TO THE
                                                       PUBLIC(1)         COMMISSION(2)       COMPANY(2)(3)
Per Note.........................................  100.000%            .125% - .875%       99.875% - 99.125%
Total(4).........................................  $250,000,000        $312,500 -          $249,687,500 -
                                                                       $2,187,500          $247,812,500

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(1) Unless otherwise specified in the applicable Pricing Supplement, the price to public will be 100% of the principal amount.
(2) The Company will pay to Salomon Brothers Inc, BancAmerica Securities, Inc., Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (collectively, the "Agents") a commission (or grant a discount) of from .125% to .875% of the principal amount of any Note, depending upon its Stated Maturity up to 40 years, sold through the Agents. Commissions on Notes with a maturity of 40 years or more will be negotiated at the time of sale.
(3) Before deduction of expenses payable by the Company estimated at $474,000, including reimbursement of certain expenses of the Agents.
(4) Or the equivalent thereof in one or more foreign or composite currencies.

The Notes are being offered on a continuous basis by the Company through the Agents, which have agreed to use their reasonable efforts to solicit orders to purchase the Notes. The Company may also sell Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by such Agent. In addition, such Agent may offer Notes purchased by it as principal to other dealers. Unless otherwise specified in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Notes will not be listed on any securities exchange, and there can be no assurance that the maximum amount of Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agents may reject any order to purchase Notes, whether or not solicited, in whole or in part. See "Plan of Distribution".

SALOMON BROTHERS INC
            BANCAMERICA SECURITIES, INC.
                         CREDIT SUISSE FIRST BOSTON
                                   DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION
                                           MERRILL LYNCH & CO.
                                                    MORGAN STANLEY & CO.
                                                               INCORPORATED
The date of this Prospectus Supplement is March 18, 1997.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE AGENTS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                              COMPANY DESCRIPTION

     The Company is organized under the laws of the State of Ohio and maintains its executive offices in Cincinnati, Ohio. The Company is a bank holding company (under the Bank Holding Company Act of 1956, as amended (the "BHCA")) registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and accordingly, is subject to regulation and examination by the Federal Reserve Board.

     As a result of a 1993 and 1996 restructuring of certain of its Ohio and Indiana banks, the Company presently directly holds one wholly-owned national bank subsidiary: Star Bank, N.A. (the "Bank"). Through the Bank and its 260 banking offices, the Company engages in the commercial banking and trust business and provides a full range of consumer, wholesale, commercial, trust and investment products (including, but not limited to, deposits, individual retirement accounts ("IRAs"), and mutual funds) and investment services in Ohio, Kentucky and Indiana. The Bank offers corporate loans, commercial leasing, commercial and residential mortgages, real estate construction lending, and a variety of consumer loan products (including installment loans, credit cards and retail leasing). None of the foregoing types of loans exceeds 30% of the Bank's diversified loan portfolio. The Bank also offers cash management and international trade services to commercial clients.

     The Company has expanded significantly by acquisition in the last five years. Recently, the Company, in three separate transactions, purchased 24 branch offices in the Columbus, Ohio area, 47 branch offices in the Cleveland and Akron, Ohio areas, and 28 additional branches in the Cleveland, Ohio area; and, on July 26, 1996, the Bank acquired five additional branches in Indiana. Most recently, the Bank entered into an Agreement to acquire seven branch offices in the Southwestern Ohio area from Amerifirst Bank, N.A. This transaction is expected to close in the first quarter of 1997. The Company continues to explore other acquisition opportunities in its market area.

     The Company's other active subsidiaries include: Miami Valley Insurance Company, an Arizona company engaged solely in the business of issuing credit life and accident and health insurance in connection with the lending activities of the Company's Ohio and Indiana branch offices; First National Cincinnati Company, a subsidiary of the Bank that owns and operates the Company's headquarters building; and Star Banc Finance, Inc., a consumer finance company regulated by the Federal Reserve Board that offers a broad mix of credit products and services, including direct and indirect auto loans, second mortgages and personal loans.

                               PRICING SUPPLEMENT

     Provisions of each transaction will be more fully described in a Pricing Supplement to this Prospectus Supplement and the accompanying Prospectus. Inconsistencies will be as described in the Pricing Supplement.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made.

GENERAL

     The Notes will be issued under a Senior Debt Indenture dated March 1, 1997 with Mellon Bank, N.A. as Trustee. At the date of this Prospectus Supplement, the Notes to be offered pursuant to this Prospectus Supplement are limited to an aggregate initial public offering price or purchase price of up to $250,000,000 or the equivalent thereof in one or more foreign or composite currencies, which amount is subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a Registration

Statement to which this Prospectus Supplement and the accompanying Prospectus relate. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for both series of Notes (the "Exchange Rate Agent"). The Notes will be unsecured, will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all other senior unsecured debt of the Company.

     The Notes will consist of Registered Notes, and will be offered on a continuous basis. Notes will be issued in fully registered form only, without coupons. Each Note will be issued initially as either a Book-Entry Note or, if specified in the applicable Pricing Supplement, a Certificated Note. Except as set forth in the Prospectus under "Description of Debt Securities -- Temporary Global Securities", Book-Entry Notes will not be issuable as Certificated Notes. See "Book-Entry System" below.

     Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes denominated in U.S. dollars, will be $1,000 and any larger amount that is an integral multiple of $1,000, and the authorized denominations of Notes having a Specified Currency other than U.S. dollars, will be the approximate equivalents thereof in the Specified Currency.

     Unless otherwise specified in the applicable Pricing Supplement, each Note will mature on a Business Day nine months or more from its date of issue, as selected by the purchaser and agreed to by the Company, which maturity date may be subject to extension at the option of the Company. Each Note may also be subject to redemption at the option of the Company, or repayment at the option of the Holder, prior to its Stated Maturity. Each Floating Rate Note will mature on an Interest Payment Date for such Note.

     The Pricing Supplement relating to a Note will describe the following terms: (i) the Specified Currency for such Note; (ii) whether such Note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note and/or an Indexed Note; (iii) the price (expressed as a percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date of the Stated Maturity; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether and the manner in which such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether and the manner in which such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount and the manner in which the principal amount payable at Stated Maturity will be determined; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under "Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; (xii) whether such Note is subject to an optional extension beyond its Stated Maturity as described under "Extension of Maturity" below; and (xiii) any other terms of such Note not inconsistent with the provisions of the Indenture under which such Note will be issued.

     "Business Day" with respect to any Note means any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law or executive order to be closed
(a) in the City of New York or (b) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Note means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

     A "basis point" or "bp" equals one one-hundredth of a percentage point.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and any premium and interest on each Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Note is other than U.S. dollars, the Company will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. The Holder of a Note having a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and such Note so indicate) elect to receive all payments in respect of such Note in the Specified Currency by delivery of a written notice to the Trustee for such Note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the applicable payment date.

     In the case of a Note having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such Note will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such payments will be made as described under "Currency Risks -- Payment Currency" below.

     Unless otherwise specified in the applicable Pricing Supplement, U.S. dollar payments of interest on Notes (other than interest payable at Stated Maturity) will be made, except as provided below, by check mailed to the Registered Holders of such Notes (which, in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary); provided, however, that, in the case of a Note issued between a Regular Record Date and the related Interest Payment Date, unless otherwise specified in the related Pricing Supplement, interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder of such Note on the related Regular Record Date. A Holder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and term shall be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Notes not later than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any Holder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Holder shall provide appropriate wire transfer instructions to the Trustee for such Notes. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at the Stated Maturity of a Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Trustee for such Note in The City of New York.

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Discount Note is declared to be due and payable immediately, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount (or face amount, in the case of an Indexed Principal Note) of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

     The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note or for an Indexed Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date, and for a Fixed Rate Note (unless otherwise specified in the applicable Pricing Supplement) shall be the March 15 or September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity", and except that if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on each March 1 and September 1 (each such day being an "Interest Payment Date") and at Stated Maturity. If an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Unless otherwise specified in the applicable Pricing Supplement, each Floating Rate Note will bear interest from its Original Issue Date to the first Interest Reset Date (such period, the "Initial Interest Period") for such Note at the Initial Interest Rate set forth on the face thereof and in the applicable Pricing Supplement. The interest rate on such Note for each Interest Reset Period (as defined below) (and for the Initial Interest Period if so specified in the applicable Pricing Supplement) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except in each case as described below under "Subsequent Interest Periods" and "Extension of Maturity", and except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a "LIBOR Note"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iii) the Treasury Rate (a "Treasury Rate Note"), (iv) the Prime Rate (a "Prime Rate Note"), (v) CMT Rate (a "CMT Note"), (vi) the Federal Funds Rate (a

"Federal Funds Rate Note"), (vii) the CD Rate (a "CD Rate Note"), (viii) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note") or (ix) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), 'Selected Interest Rates"', or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     Unless otherwise specified in the Pricing Supplement, the Trustee will be the "Calculation Agent". Upon request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate will become effective as a result of a determination for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Stated Maturity, as the case may be.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the "Interest Determination Date") preceding such Interest Reset Date, as further described below. Unless otherwise specified in the applicable Pricing Supplement the Interest Determination Date pertaining to an Interest Reset Date for a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (the "CD Rate Interest Determination Date"), for a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (the "Commercial Paper Rate Interest Determination Date"), for a Federal Funds Rate Note or any Floating

Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (the "Federal Funds Rate Interest Determination Date"), or for a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (the "Prime Rate Interest Determination Date"), or for a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (the "CMT Rate Interest Determination Date"), will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (the "LIBOR Rate Interest Determination Date") will be the second London Business Day immediately preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (the "Eleventh District Cost of Funds Rate Interest Determination Date") will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Treasury Rate (the "Treasury Rate Interest Determination Date") will be the day of the week on which Treasury bills (as defined below) would normally be auctioned in the week in which such Interest Reset Date falls. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate interest Determination Date pertaining to an Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on a day which would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. The Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined on such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date.

     With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of LIBOR Notes, Prime Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, Eleventh District Cost of Funds Rate Notes, and CD Rate Notes or by the actual number of days in the year, in the case of CMT Rate Notes or Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

CD RATE NOTES

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period shall be the rate on the CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the "CD Rate" for such CD Rate Interest Reset Period will be the rate on such CD Rate Interest Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

COMMERCIAL PAPER RATE NOTES

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the Commercial Paper Rate Interest Determination Date and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Interest Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                             D X   360
Money Market Yield =    -------------------     X 100
                            360 - (DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

FEDERAL FUNDS RATE NOTES

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Federal Funds Rate Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period will be calculated by the Calculation Agent and will be the arithmetic mean of the rates prior to 9:00 a.m., New York City time, on such Interest Determination Date of the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, provided, that if the brokers selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds/Effective Rate will be the Federal Funds/Effective Rate in effect on such Federal Funds Interest Determination Date.

LIBOR NOTES

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to any Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be, as specified, in the applicable Pricing Supplement, either: (a) the arithmetic mean of the offered rates for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, unless such Reuters Screen LIBO Page by its terms provides only for a single rate, in which case such single rate shall be used ("LIBOR Reuters"), or (b) the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks for the applicable Index Currency). "Telerate Page 3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for the applicable Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page (unless, as aforesaid, only a single rate is required), or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates (unless, as aforesaid, only a single rate is required) appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in
     (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the Principal Financial Center for the country of the Index Currency, on the LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designed in the applicable Pricing Supplement commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the rate of LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

TREASURY RATE NOTES

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Interest Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury securities") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government
Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Interest Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest
Rate).

PRIME RATE NOTES

     Each Prime Rate Note will bear interest at the interest rate calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published by 3:30 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two major money center banks in New York City selected by the Calculation Agent (after consulting with the Company). If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consulting with the Company) to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will remain the Prime Rate in effect on such Prime Rate Interest Determination Date.

CMT RATE NOTES

     CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified on the face of the CMT Rate Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury
Constant Maturities . . . Federal Reserve Board Release H.15. . . . Mondays
Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the rate for the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Interest Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such Treasury Constant Maturity Rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such CMT Rate Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Rate Notes with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

ELEVENTH DISTRICT COST OF FUNDS RATE NOTES

     Each Eleventh District Cost of Funds Rate Note will bear interest at interest rates calculated with reference to the Eleventh District Cost of Funds Rate and the Spread or Spread Multiplier, if any, specified on the face of the Eleventh District Cost of Funds Rate Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Eleventh District Cost of Funds Rate Interest Determination Date the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th district" on Telerate Page 7058 (as defined below) as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

SUBSEQUENT INTEREST PERIODS

     The Pricing Supplement relating to each Note will indicate whether the Company has the option to reset the interest rate (in the case of a Fixed Rate
Note) with respect to such Note or the Spread or Spread Multiplier (in the case of a Floating Rate Note) with respect to such Note and, if so, the date or dates on which such interest rate or such Spread or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date").

     The Company shall notify the Trustee for a Note whether or not it intends to exercise such option with respect to such Note at least 45 but not more than 60 calendar days prior to an Optional Reset Date for such Note. Not later than 40 calendar days prior to such Optional Reset Date, the Trustee for such Note will mail to the Holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, indicating whether the Company has elected to reset the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) and if so, (i) such new interest rate or such new Spread or Spread Multiplier, as the case may be; and
(ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Reset Notice with respect to such Optional Reset Date and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee for such Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes), whether or not tendered for repayment.

     The Holder of a Note will have the option to elect repayment of such Note by the Company on each Optional Reset Date at a price equal to the principal amount thereof, plus interest accrued to such Optional Reset Date. In order for a Note to be repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Trustee for such Note shall be at least 25 but not more than 35 calendar days prior to such Optional Reset Date, and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee for such Note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

AMORTIZING NOTES

     The Company may from time to time offer Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

INDEXED NOTES

     The Company may from time to time offer Notes ("Indexed Notes") on which certain or all interest payments (in the case of an "Indexed Rate Note"), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an "Indexed Principal Note"), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (the "Index"). A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.

     In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless specified otherwise in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

     If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be Salomon Brothers Inc or an affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be Salomon Brothers Inc or an affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall in the absence of manifest error be binding on all parties.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in such Pricing Supplement.

     The Company may exercise such option with respect to a Note by notifying the Trustee for such Note at least 45 but not more than 60 calendar days prior to the old Stated Maturity of such Note. Not later than 40 calendar days prior to the old Stated Maturity of such Note, the Trustee for such Note will mail to the Holder of such Note a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the old Stated Maturity of such Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Extension Notice for such Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Extension Period, by causing the Trustee for such Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

     If the Company extends the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Trustee for such Note shall be at least 25 but not more than 35 days prior to the old Stated Maturity and except that a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee for such Note, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. The Company may exercise such option with respect to a Note by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date.

     Unless otherwise specified in the applicable Pricing Supplement, not more than 60 days prior to the date of redemption, such Trustee shall mail notice of such redemption, first class, postage prepaid, to the Holder of such Note. In the event of redemption of a Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. The Notes will not be subject to any sinking fund.

     The Pricing Supplement relating to each Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date.

     In order for a Note to be repaid, the Trustee for such Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, (i) such Note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Note and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Note by the Holder for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of such Note provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of such repaid Note.

     If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in this Prospectus Supplement to the contrary, if a Note is an Original Issue Discount Note (other than an Indexed Note), the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of a Discount Note shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Yield to Maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of a Discount Note exceed its principal amount.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

BOOK-ENTRY SYSTEM

     Upon issuance, and subject to the rules of the Depositary, all Fixed Rate Book-Entry Notes having the same Original Issue Date and otherwise identical terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

     The Depositary has advised the Company and the Agent as follows: The Depositary is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities -- Temporary Global Securities". The Depositary has confirmed to the Company, the Agent and the Trustees that it intends to follow such procedures.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Note having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency for a Note against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Notes denominated in such currency. At present, the Company has identified the following currencies in which payments of principal, premium and interest on Notes may be made:
Australian dollars, Canadian dollars, Danish kroner, English pounds sterling, French francs, German deutsche marks, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, the Company may determine at any time to issue Notes with Specified Currencies other than those listed. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Note, the currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will make such payments in the manner set forth under "Description of Notes -- Payment of Principal and Interest" above.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus Supplement is directed to prospective purchasers of Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Notes. Such persons should consult their own advisors with regard to such matters.

     Any Pricing Supplement relating to Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

     If payment in respect of a Note is required to be made in ECU and ECU are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars until ECU are again so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

     The equivalent of ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined by the Trustee for such Note on the following basis. The component currencies of ECU for this purpose (the "Components") shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee or such Exchange Rate Agent, as the case may be, on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Pricing Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Trustee for the Notes or the Exchange Rate Agent, as the case may be, shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

FOREIGN CURRENCY JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain United States federal income tax consequences of the ownership of Notes as of the date hereof. Except where noted, it deals only with Notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Notes as part of a hedging or conversion transaction or straddle or United States Holders (as defined below) whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

UNITED STATES HOLDERS

     As used herein, a "United States Holder" of a Note means a holder that is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. For taxable years beginning after December 31, 1996, a trust will be a "United States Holder" of a Note only if the trust is subject to the primary supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code. A "Non-United States Holder" is a holder that is not a United States Holder.

PAYMENTS OF INTEREST

     Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

     The following is a summary of the principal United States federal income tax consequences of the ownership of Original Issue Discount Notes by United States Holders. The following discussion does not address Notes providing for contingent payments other than Notes that bear qualified stated interest.

     A Note may be issued for an amount that is less than its stated redemption price at maturity (the sum of all payments to be made on the Note other than "qualified stated interest"). The difference between the stated redemption price at maturity of the Note and its "issue price," if such difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of Amortizing Notes, by the weighted average maturity, will be "original issue discount" ("OID"). Notes issued with OID will be referred to as "Original Issue Discount Notes."

     The "issue price" of each Note in a particular offering will be the first price at which a substantial amount of that particular offering is sold (other than to an underwriter, placement agent or wholesaler). "Qualified stated interest" is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.

     In the case of a Note issued with de minimis OID (i.e., discount that is not treated as OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of Amortizing Notes, by the weighted average maturity), the United States Holder generally must include such de minimis OID in income as capital gain as stated principal payments on the Notes are made in proportion to the stated principal amount of the Note.

     Certain of the Notes may be redeemed or repaid prior to their Stated Maturity at the option of the Company and/or at the option of the holder. Original Issue Discount Notes containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Notes with such features should carefully examine the applicable Pricing Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the Notes.

     United States Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which such United States Holder held such Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments (other than qualified stated interest) made with respect to such Note on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Notes held of record by persons other than corporations and other exempt holders.

     In the case of an Original Issue Discount Note that is a Floating Rate Note, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of certain Floating Rate Notes, the rate that reflects the yield to maturity that is reasonably expected for the Note. Additional rules may apply if interest on a Floating Rate Note is based on more than one interest index. Persons considering the purchase of Floating Rate Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Notes.

     United States Holders may elect to treat all interest on any Note as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Note, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). United States Holders should consult with their own tax advisors about this election.

SHORT-TERM NOTES

     In the case of Original Issue Discount Notes having a term of one year or less ("Short-Term Original Issue Discount Notes"), all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Original Issue Discount Note, unless the United States Holder elects to compute this discount using tax basis instead of issue price. An election to compute this discount using tax basis will apply to all obligations acquired by the holder in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, individuals and certain other cash method United States Holders of Short-Term Original Issue Discount Notes are not required to include accrued discount in their income currently unless they elect to do so. United States Holders who report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Original Issue Discount Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a United

States Holder who does not elect to include accrued discount in income currently may be required to defer deductions for all or a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Notes.

MARKET DISCOUNT

     If a United States Holder purchases a Note other than an Original Issue Discount Note for an amount that is less than its stated redemption price at maturity, or an Original Issue Discount Note for an amount that is less than its "revised issue price" (defined as the sum of the issue price of the Note and the aggregate amount of the OID includible, if any, without regard to the rules for acquisition premium discussed below, in the gross income of all previous holders of the Note), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the Stated Maturity of the Note, unless the United States Holder elects to accrue on a constant interest rate method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest rate basis), in which case the rules described above regarding the deferral of interest deductions and the treatment of principal payments on, or gain on the sale, exchange, retirement or other disposition of, a Note will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

     A United States Holder who purchases a Note for an amount that is greater than its adjusted issue price, but equal to or less than the sum of all amounts payable on the Note after the purchase date (other than payments of qualified stated interest), will be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     A United States Holder who purchases a Note for an amount in excess of the sum of all amounts payable on the note after the purchase date (other than payments of qualified stated interest) will be considered to have purchased the Note at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Proposed Treasury regulations issued on June 27, 1996 would clarify the treatment of bond premium. Among the provisions contained in the proposed regulations is a provision that generally provides that premium may be amortized to offset interest income only as a United States Holder takes the qualified stated interest into account under the holder's regular accounting method. Moreover, the proposed Treasury regulations generally provide that in the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that both the issuer and the holder will exercise or not exercise options in a manner that maximizes the holder's yield. If adopted, the regulations would be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a United States Holder elects to amortize bond premium for the taxable year containing such effective date, the proposed Treasury regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Original Issue Discount Note, previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest. Upon the sale, exchange or retirement of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued but unpaid qualified stated interest) and the adjusted tax basis of the Note. Except as described above with respect to certain Short-Term Original Issue Discount Notes or with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

EXTENSION OF MATURITY, OPTIONAL REDEMPTION AND OPTIONAL REPAYMENT

     If so specified in an applicable Pricing Supplement relating to a Note, the Company may have the option to extend the maturity of a Note. See "Description of Notes -- Extension of Maturity." The treatment of a United States Holder of Notes with respect to which such an option has been exercised may depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option (the "Revised Terms"). Such United States Holder may be treated for United States federal income tax purposes as having exchanged such Notes (the "Old Notes") for new Notes with the Revised Terms (the "New Notes"). If the exercise of the option by the Company is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder would generally recognize gain or loss equal to the difference between the issue price of the New Notes and the holder's tax basis in the Old Notes.

     If so specified in an applicable Pricing Supplement relating to a Note, the Company may have the right to redeem the Note prior to its Stated Maturity, and the holder may have the right to elect repayment of the Note prior to its Stated Maturity. See "Description of Notes -- Optional Redemption, Repayment and Repurchase."

     The presence of such options may also affect the calculation of OID, among other things. The OID Regulations provide that, solely for purposes of the accrual of OID, an issuer of a debt instrument having an option or combination of options to extend the term of the debt instrument or to redeem the debt instrument prior to its stated maturity date will be presumed to exercise such option or options in the manner that minimizes the yield on the debt instrument. Conversely, a holder having an option to elect repayment of the debt instrument prior to its stated maturity date or a combination of such options will be presumed to exercise such option or options in a manner that maximizes the yield on the debt instrument. If the exercise of such option or options to extend the term of the debt instrument, to redeem the debt instrument prior to its stated maturity date or to elect repayment of the debt instrument prior to its stated maturity date actually occurs or does not occur, contrary to the presumption made under the OID Regulations (a "change of circumstances"), then, solely for purposes of the accrual of OID, the debt instrument is treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on that date. Persons considering the purchase of Notes involving an option of the Company to extend the Stated Maturity of the Notes or to redeem the Notes prior to their Stated Maturity or an option of a holder to elect repayment of a Note prior to its Stated Maturity should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Notes.

FOREIGN CURRENCY NOTES

     The following is a summary of the principal United States federal income tax consequences to a United States Holder of the ownership of a Note (a "Foreign Currency Note") denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency"). If interest payments are made in a Foreign Currency to a United States Holder that is not required to accrue such interest prior to its receipt, such holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the Foreign Currency received at the "spot rate" for such Foreign Currency on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss is recognized with respect to the receipt of such payment.

     A United States Holder that is required to accrue interest on a Foreign Currency Note prior to the receipt of such interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. The average rate of exchange for an interest accrual period is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). An accrual basis holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. Upon receipt of an interest payment on such Note, such holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the "spot rate" for such Foreign Currency on the date received) and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment.

     OID on a Note that is also a Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Likewise, a United States Holder will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate for such Foreign Currency on the date of payment). For this purpose, all receipts on a Note will be viewed first as the receipt of any stated interest payments called for under the terms of the Note, second as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the receipt of principal.

     The amount of market discount on Foreign Currency Notes includible in income will generally be determined by translating the market discount determined in the Foreign Currency into U.S. dollars at the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the United States Holder has elected to accrue market discount currently, then the amount which accrues is determined in the Foreign Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A United States Holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

     Bond premium on a Foreign Currency Note will be computed in the applicable Foreign Currency. With respect to a United States Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable Foreign Currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such times and at the time of acquisition of the Foreign Currency Note. A United States Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

     A United States Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the Foreign Currency amount paid for such Foreign Currency Note determined at the time of such purchase. A United States Holder that purchases a Note with previously owned Foreign Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such Foreign Currency and the fair market value of the Note in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

     For purposes of determining the amount of any gain or loss recognized by a United States Holder on the sale, exchange, retirement or other disposition of a Foreign Currency Note, the amount realized upon such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in Foreign Currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange, retirement or other disposition.

     A United States Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a Foreign Currency Note. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Foreign Currency Note. Under proposed Treasury Regulations issued on March 17, 1992, if a Foreign Currency Note is denominated in one of certain hyperinflationary currencies, generally (i) exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) that such Note was held and (ii) such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on (and an adjustment to the holder's tax basis in) the Foreign Currency Note.

     A United States Holder's tax basis in Foreign Currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time the holder received such Foreign Currency. Any gain or loss recognized by a United States Holder on a sale, exchange or other disposition of Foreign Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

INDEXED NOTES

     The tax treatment of a United States Holder of an Indexed Note will depend on factors including the specific index or indices used to determine indexed payments on the Note and the amount and timing of any contingent payments of principal and interest. Persons considering the purchase of Indexed Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Notes.

NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes OID) on a Note owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,
     (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code, (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder and (v) such interest is not contingent interest within the meaning of section 871(h)(4)(A) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Note; and

          (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To qualify for the exemption from withholding tax referred to in (a) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Pursuant to current temporary Treasury Regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     Payments of premium, if any, and interest (including OID) to Non-United States Holders not meeting the requirements of paragraph (a) above will be subject to a 30% withholding unless the beneficial owner of the Note provides the Company with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.

     If a Non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest and OID on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Notes and to the proceeds of a sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). Backup withholding at a 31% rate will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Note is paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payment will not be subject to backup withholding but may be subject to information reporting.

     Payments of principal, interest, OID and premium on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides a statement described in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis by the Company through the Agents, which have agreed to use reasonable efforts to solicit orders to purchase Notes. The Company will have the sole right to accept orders to purchase Notes and may reject proposed purchases in whole or in part. The Agents shall have the right, in their discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Notes in whole or in part. The Company will pay the Agents a commission of from .125% to .875% of the principal amount of Notes sold through it, depending upon the Stated Maturity. Commissions on Notes with a Stated Maturity of greater than 40 years will be negotiated at the time of sale.

     The Company may also sell Notes at a discount to the Agents for their own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by such Agent. After any initial public offering of Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, an Agent may offer Notes purchased by it as principal to other dealers. Notes sold by an Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by such Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount or face amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity.

     No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. An Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Notes, or that the Notes will be sold.

     An Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act. The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that such Agent may be required to make in respect thereof.

     In order to facilitate the offering of the Notes, the Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Notes may overallot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes, the Agents may bid for, and purchase, the Notes in the open market. Finally, the underwriting syndicates may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the syndicate repurchases previously distributed the Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Agents are not required to engage in these activities, and may end any of these activities at any time.

PROSPECTUS

                             STAR BANC CORPORATION
                       DEBT SECURITIES AND DEBT WARRANTS
                 PREFERRED SHARES AND PREFERRED SHARE WARRANTS
                     COMMON STOCK AND COMMON STOCK WARRANTS
                                     UNITS
                            ------------------------

     Star Banc Corporation (the "Corporation") intends to offer from time to time in one or more series its unsecured debt securities, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities," and, together with the Senior Securities, the "Debt Securities"), warrants to purchase the Debt Securities ("Debt Warrants"), shares of common stock, par value $5.00 per share ("Common Stock"), shares of preferred stock, without par value (the "Preferred Shares"), interests in which may be represented by depositary shares ("Depositary Shares"), warrants to purchase the Preferred Shares or Depositary Shares ("Preferred Share Warrants") or warrants to purchase Common Stock ("Common Stock Warrants," and, together with the Debt Warrants and Preferred Share Warrants, the "Securities Warrants"), with an aggregate initial public offering price (including the exercise price of any Securities Warrants) of up to $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECUs"), on terms to be determined at the time of sale. The Debt Securities, Common Stock, Preferred Shares, Depositary Shares and Securities Warrants may be offered separately or as a part of units consisting of one or more such securities ("Units," and, together with the Debt Securities, Common Stock, Preferred Shares, Depositary Shares and Securities Warrants, the "Offered Securities"), in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (a "Prospectus Supplement").

     The Senior Securities will rank pari passu with all other unsecured Senior Debt (as defined herein) of the Corporation. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Corporation.

     Specific terms of the Offered Securities, including such terms as, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denominations, maturity, premium, rate and time of payment of interest, terms for redemption at the option of the Corporation or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into other Offered Securities and the initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, aggregate number of shares or fractional interests therein, any dividend, liquidation, redemption, conversion, voting and other rights, the initial public offering price, and whether interests in the Preferred Shares will be represented by Depositary Shares; (iii) in the case of Common Stock the aggregate number of shares and the initial public offering price; and (iv) in the case of Securities Warrants, where applicable, the duration, offering price, exercise price and detachability, will be set forth in the accompanying Prospectus Supplement. Units may be issued in amounts, at prices, on terms and containing such conditions, covenants and other provisions, and consisting of such Offered Securities, as will be set forth in a Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time, or to or through underwriters or dealers, which may include affiliates of the Corporation. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable fee, commission, purchase price or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in such Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

    THE DEBT SECURITIES ARE UNSECURED OBLIGATIONS OF THE CORPORATION AND NO OFFERED SECURITIES ARE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY
   BANK OR NONBANK SUBSIDIARY OF THE CORPORATION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER
                              GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 The date of this Prospectus is March 14, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Prospectus by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1995; (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) Current Report on Form 8-K filed March 12, 1997; (iv) Registration Statement on Form 8-A dated May 5, 1994; and (v) Registration Statement on Form 8-A dated April 15, 1994.

     All documents filed by the Corporation with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to David M. Moffett, Chief Financial Officer, Star Banc Corporation, Star Bank Center, 425 Walnut Street, P.O. Box 1038, Cincinnati, Ohio 45202. Telephone requests may be directed to (513) 632-4000.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies of such material can be obtained from the Commission's Internet site (http://www.sec.gov). The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"). Reports, proxy and information statements and other information concerning the Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     Additional information regarding the Corporation and the Offered Securities offered hereby is contained in the registration statement (the "Registration Statement") and the exhibits relating thereto in respect of the Offered Securities offered hereby, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Corporation and the Offered Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and reference is made to the copy of such document so filed. Such statements are qualified in their entirety by such reference.
                            ------------------------

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $").

                                THE CORPORATION

     The Corporation is organized under the laws of the State of Ohio and maintains its executive offices in Cincinnati, Ohio. The Corporation is a bank holding company (under the Bank Holding Company Act of 1956, as amended (the "BHCA")) registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and, accordingly, is subject to regulation and examination by the Federal Reserve Board.

     As a result of a 1993 and 1996 restructuring of certain of its Ohio and Indiana banks, the Corporation presently directly holds one wholly-owned national bank subsidiary: Star Bank, N.A. (the "Bank"). Through the Bank and its 260 banking offices, the Corporation engages in the commercial banking and trust business and provides a full range of consumer, wholesale, commercial, trust and investment products (including, but not limited to deposits, individual retirement accounts ("IRAs"), and mutual funds) and investment services in Ohio, Kentucky and Indiana. The Bank offers corporate loans, commercial leasing, commercial and residential mortgages, real estate construction lending, and a variety of consumer loan products (including installment loans, credit cards and retail leasing). None of the foregoing types of loans exceeds 30% of the Bank's diversified loan portfolio. The Bank also offers cash management and international trade services to commercial clients.

     The Corporation has expanded significantly by acquisition in the last five years. Recently, the Corporation, in three separate transactions, purchased 24 branch offices in the Columbus, Ohio area, 47 branch offices in the Cleveland and Akron, Ohio areas, and 28 additional branches in the Cleveland, Ohio area; and, on July 26, 1996, the Bank acquired 5 additional branches in Indiana. Most recently, the Bank entered into an Agreement to acquire 7 branch offices in the Southwestern Ohio area from Amerifirst Bank, N.A. This transaction is expected to close in the first quarter of 1997. The Corporation continues to explore other acquisition opportunities in its market area.

     The Corporation's other active subsidiaries include: Miami Valley Insurance Company, an Arizona corporation engaged solely in the business of issuing credit life and accident and health insurance in connection with the lending activities of the Corporation's Ohio and Indiana branch offices; First National Cincinnati Corporation, a subsidiary of the Bank that owns and operates the Corporation's headquarters building; and Star Banc Finance, Inc., a consumer finance company regulated by the Federal Reserve Board that offers a broad mix of credit products and services, including direct and indirect auto loans, second mortgages and personal loans.

     The Corporation's principal executive offices are located at Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, and its telephone number is
(513) 632-4000.

     Additional information concerning the Corporation is included in the documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                           CERTAIN REGULATORY MATTERS

GENERAL

     As a bank holding company, the Corporation is subject to supervision and examination by the Federal Reserve Board. Under the BHCA, a bank holding company generally may not, directly or indirectly, acquire the ownership or control of more than 5% of the voting securities or all or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, under the BHCA a bank holding company is generally prohibited from engaging in nonbanking activities, subject to certain exceptions. Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on the Bank and its affiliates are difficult to determine.

     The Bank is subject to supervision and examination by applicable federal and state banking agencies. The Bank is primarily regulated by the Office of the Comptroller of the Currency (the "OCC"). The deposits of the Bank are primarily insured by the Bank Insurance Fund (the "BIF"); and certain deposits of the Bank are insured by the Savings Association Insurance Fund (the "SAIF"); and, for that reason, the Bank is subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is also affected by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve Board. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve Board uses its powers to establish reserve requirements of insured depository institutions, to set the discount rate on its extensions of credit to insured depository institutions and to conduct open market operations in United States government securities so as to influence the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Future policies of the Federal Reserve Board and other authorities cannot be predicted nor can their effect on future Bank earnings be predicted.

     To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

DIVIDEND RESTRICTIONS

     Federal law imposes limitations on the payment of dividends by the Bank. The amount of dividends that may be paid by the Bank is limited to the lesser of the amounts calculated under a "recent earnings" test and an "undivided profits" test. Under the recent earnings test, a dividend may not be paid if the total of all dividends declared by a bank in any calendar year is in excess of the current year's net income combined with the retained net income of the two preceding years, unless the bank obtains the approval of the OCC. Under the "undivided profits" test, a dividend may not be paid in excess of a bank's "undivided profits".

     Under these provisions the Bank could have declared, as of December 31, 1996, aggregate dividends of at least $250 million, without obtaining prior regulatory approval and without reducing the capital of the Bank below "well capitalized" minimum regulatory levels.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

     The Corporation is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of the Corporation, and thus the rights of the Corporation's creditors, to participate in any distribution of the assets or earnings of any subsidiary other than in the Corporation's capacity as a bona fide creditor of the subsidiary is necessarily subject to the prior satisfaction of claims of creditors of the subsidiary. The principal sources of the Corporation's revenues are dividends and fees from its subsidiaries.

     The Bank is subject to restrictions under federal law which limit the transfer of funds by the Bank to the Corporation and its nonbank subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by the Bank to the Corporation or any nonbank subsidiary are limited in amount to 10% of the Bank's capital and surplus, and, with respect to the Corporation and all such nonbank subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to its subsidiary banks and to commit resources to support such subsidiary banks. This support may be required at times when the Corporation may not have the resources to provide it. Any capital loan by the Corporation to the Bank is subordinate in right of payment to deposits and to certain other indebtedness of the Bank. In addition, the Crime Control Act of 1990 provides that, in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     Federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. The Corporation, as the sole shareholder of the Bank, is subject to such provisions.

ACQUISITIONS

     Effective September 29, 1995, under the provisions of the Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Reigle-Neal Act"), the Corporation is permitted to acquire banks located in any state. Effective June 1, 1997, the Bank will be permitted to acquire a bank located in a state other than the state in which the Bank is located (an "interstate merger") through merger, consolidation or purchase of assets and assumption of liabilities, unless the state in which either of the banks is located has opted out of the interstate banking provisions of the Reigle-Neal Act. An interstate merger may occur before June 1, 1997 if the states in which the merging banks are located have enacted a law authorizing interstate bank mergers.

     All of the Corporation's acquisitions of banking institutions and other companies are subject to the prior approval of the Federal Reserve Board and any applicable federal or state regulatory authorities. In addition, under the provisions of the Reigle-Neal Act, bank mergers are subject to deposit concentration limits of 10% nationwide, and 30% in any one state unless it is the initial entry of the Corporation into the state.

CAPITAL REQUIREMENTS

     Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stockholders' equity, minority interests and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of the allowance for credit losses. The risk-based guidelines also specify that all intangibles, including core deposit intangibles, except for mortgage servicing rights ("MSRs") and purchased credit card relationships ("PCCRs"), be deducted from Tier 1 capital. The guidelines permit the nondeduction of readily marketable MSRs and PCCRs in Tier 1 capital to the extent that (i) MSRs and PCCRs do not collectively exceed 50% of Tier 1 capital and (ii) PCCRs do not exceed 25% of Tier 1 capital. For such purposes, MSRs and PCCRs each are included in Tier 1 capital only up to the lesser of (i) 90% of their fair market value (which must be determined quarterly) and (ii) 100% of the remaining unamortized book value of such assets. In addition, the Federal Reserve Board's minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital less all intangibles to total assets less all intangibles. The Bank is also subject to capital requirements adopted by the OCC which are substantially similar to the foregoing. At December 31, 1996, the Corporation's Tier 1 capital and "total capital" (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 7.64% and 11.88%, respectively, and the Corporation's leverage ratio was 6.53%. Neither the Corporation nor the Bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

     As a result of a federal law enacted in 1991 that required each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, each of the federal banking agencies has revised the risk-based capital guidelines described above to take into account concentration of credit risk and risk of nontraditional activities. In addition, the Federal Reserve Board, the FDIC and the OCC adopted a rule that amends, effective September 1, 1995, the capital standards to include explicitly a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor to be considered in evaluating a bank's interest rate exposure. On June 26, 1996, such agencies issued a joint policy statement that describes the process to be used to measure and assess the exposure of a bank's net economic value to changes in interest rates. These agencies have indicated that they do not intend to issue a rule that would propose to establish an explicit minimum capital charge for interest rate risk based on the level of a bank's measured interest rate exposure. In August 1996, the federal banking agencies adopted amendments to their risk-based capital rules to incorporate a measure for market risk in foreign exchange and commodity activities and in the trading of debt and equity instruments. These amendments, which become effective at year end 1997, will require banks with relatively large trading activities to calculate a capital charge for market risk using their own internal value-at-risk models (subject to parameters set by the regulators) or, alternatively, risk management techniques developed by the regulators. As a result, in addition to existing capital requirements for credit risk, certain institutions will be required to hold capital based on the measure of their market risk exposure. These institutions will be able to satisfy this additional requirement, in part, by issuing short-term subordinated debt that qualifies as Tier 3 capital. The Corporation does not believe that these recent proposals and revisions to the capital guidelines will materially impact its operations.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

     In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act (the "FDIA") and makes revisions to several other federal banking statutes. Among other things, FDICIA requires federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under applicable OCC regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6% and a risk-adjusted total capital ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above under "-- Capital Requirements". An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure; will be considered significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and will be considered critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions may not, beginning 60 days after becoming critically undercapitalized, make any payment of principal or interest on their subordinated debt. In addition, critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     FDICIA directs that each federal banking agency prescribe standards, by regulation or guideline, for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, asset quality, earnings, stock valuation, and such other operational and managerial standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies has adopted a final rule and guidelines with respect to external and internal audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. The federal banking agencies have published final rules implementing the safety and soundness standards required by FDICIA, including operational and managerial standards, asset quality and earnings standards, and compensation standards. The Corporation does not believe these standards will have a material impact on its operations.

     FDICIA also contains a variety of other provisions that may affect the operations of the Corporation, including reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

     Under other regulations promulgated under FDICIA, a bank cannot accept "brokered deposits" (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts unless it provides certain notices to affected depositors. In addition, a bank that is adequately capitalized and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is well capitalized. Based on the above criteria and the Bank's capital ratios as of December 31, 1996, the Bank qualifies as "well capitalized" under FDICIA and the OCC's prompt corrective action regulations. The terminology used in FDICIA and the prompt corrective action regulations, as described above, should not necessarily be viewed as describing the condition or prospects of subject depositary institutions, including the Bank.

FDIC INSURANCE

     Each BIF member institution pays FDIC insurance premiums based on the institution's annual assessment rate assigned to it by the FDIC. The assessment rate is based on the institution's capitalization risk category and "supervisory subgroup." An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required. "Subgroup A" institutions are financially sound institutions with few minor weaknesses; "Subgroup B" institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and "Subgroup C" institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. The FDIC assessment rate schedule for BIF insured deposits, adopted by the FDIC in 1995, ranges from zero to 27 cents per $100 of domestic deposits, with Subgroup A institutions assessed at a rate of zero and Subgroup C institutions assessed at a rate of 27 cents. On September 30, 1996, the "Economic Growth and Regulatory Paperwork Reduction Act of 1996" was enacted. The legislation, among other things, provides for the annual assessments on both banks and savings associations to pay interest on bonds issued by the Financing Corporation ("FICO") in connection with the cost of savings associations insolvencies. This legislation is expected to result in BIF insurance premiums for the Bank's BIF insured deposits in 1997 of 1.3 cents per $100 of deposits, substantially all related to the FICO interest obligations. The FDIC may change the assessment rate schedule BIF insured deposits on a semiannual basis. An increase in the rate assessed against the Bank could have a material adverse effect on the Corporation's earnings, depending on the amount of the increase.

     The FDIC is authorized to terminate a depository institution's deposit insurance upon a finding by the FDIC that the institution's financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution's regulatory agency. The termination of deposit insurance with respect to the Bank could have a material adverse effect on the Corporation's earnings.

     The Economic Growth and Regulatory Paperwork Reduction Act of 1996 also provided for the recapitalization of the SAIF by imposing a one-time assessment on SAIF-insured deposits. The deposits of the Bank include SAIF-insured deposits. The effect of the legislation was to impose a one-time charge on the Bank of approximately $5.0 million and to reduce the premium on its SAIF-insured deposits to the same premium as for BIF insured deposits except that the assessment for interest on the FICO obligations for 1997 will be 6.4 cents per $100 of deposits. The FDIC may change the assessment rate for such deposits on a semiannual basis.

DEPOSITOR PREFERENCE

     Under the FDICIA, claims of holders of domestic deposits and certain claims of administrative expenses and employee compensation against an FDIC-insured depository institution, such as the Bank, have priority over other general unsecured claims against the institution in the "liquidation or other resolution" of the institution by a receiver.

                                USE OF PROCEEDS

     Unless otherwise specified in an applicable Prospectus Supplement, the net proceeds to be received by the Corporation from the sale of the Offered Securities offered hereby will be added to the general funds of the Corporation, and will be available for general corporate purposes, including investments in or advances to existing or future subsidiaries, repayment of maturing obligations and redemption of outstanding indebtedness. Pending such use, the Corporation may temporarily invest the net proceeds or use them to reduce short-term indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES
                       AND TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following are the consolidated ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1996:

                                                                YEAR ENDED DECEMBER 31,
                                                      --------------------------------------------
                                                      1996      1995      1994      1993      1992
                                                      ----      ----      ----      ----      ----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits....................  5.17x     3.98x     4.62x     6.77x     5.50x
  Including interest on deposits....................  1.75x     1.61x     1.79x     1.77x     1.48x

Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends:
  Excluding interest on deposits....................  5.17x     3.97x     4.57x     6.37x     5.15x
  Including interest on deposits....................  1.75x     1.61x     1.79x     1.76x     1.47x

     For purposes of computing the consolidated ratios of earnings to fixed charges, income before income taxes plus fixed charges less capitalized interest has been divided by fixed charges. For purposes of computing the consolidated ratios of earnings to combined fixed charges and preferred stock dividends, income before income taxes plus fixed charges less capitalized interest has been divided by fixed charges and pretax earnings required to cover preferred stock dividends. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, capitalized interest and one-third of net rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits. Pretax earnings required to cover preferred stock dividends have been computed by dividing preferred stock dividends by one minus the Corporation's effective income tax rate.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Senior Securities are to be issued under an indenture (the "Senior Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement as trustee (the "Senior Trustee"). The Subordinated Securities are to be issued under an indenture (the "Subordinated Indenture") between the Corporation and the trustee named in the applicable Prospectus Supplement as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). The forms of the Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indentures.

     Numerical references in parentheses below are to sections of the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.

GENERAL

     Each Indenture provides that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. (SECTION 301)

     The Senior Securities will be unsecured and will rank pari passu with other unsecured indebtedness of the Corporation. The Subordinated Securities will be unsecured and will rank pari passu with other subordinated debt of the Corporation, and, together with such other subordinated debt, will be subordinated and junior in right of payment to the prior payment in full of the Senior Debt of the Corporation as described below under "-- Subordination."

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities for the terms of such Debt Securities, including, where applicable, (i) the designation and any limit on the aggregate principal amount of such Debt Securities; (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature or method by which such dates can be determined and the dates on which premiums, if any, will be payable; (iv) the currency or currencies in which such Debt Securities are being sold and are denominated and the circumstances, if any, under which any Debt Securities may be payable in a currency other than the currency in which such Debt Securities are denominated and, if so, the exchange rate, the exchange rate agent and, if the Holder of any such Debt Securities may elect the currency in which payments thereon are to be made, the manner of such election; (v) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity; (vii) the date from which interest on such Debt Securities will accrue, the dates on which such interest will be payable or the method by which such dates can be determined, the date on which payment of such interest will commence and the circumstances, if any, in which the Corporation may defer interest payments; (viii) the dates on which, and the price or prices at which, such Debt Securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption provision, be redeemed or repaid, and the other terms and provisions of any such optional redemption or required repayment; (ix) the place or places where the principal (and premium if any) and interest shall be payable; (x) in the case of the Subordinated Securities, any terms by which such securities may be convertible into Common Stock (see

"DESCRIPTION OF COMMON STOCK"), Preferred Shares (see "DESCRIPTION OF PREFERRED SHARES") or Depositary Shares (see "DESCRIPTION OF DEPOSITARY SHARES") of the Corporation, and, in the case of Subordinated Securities convertible into Preferred Shares or Depositary Shares, the terms of such Preferred Shares or Depositary Shares; (xi) whether such Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and, if issuable as Bearer Securities, the terms upon which any Bearer Securities may be exchanged for Registered Securities; (xii) whether such Debt Securities are to be issued in the form of one or more temporary or permanent Global Securities, and, if so, the identity of the depositary for such Global Security or Securities; (xiii) if a temporary global Debt Security is to be issued with respect to such series, the extent to which, and the manner in which, any interest thereon payable on an interest payment date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be credited to the accounts of the persons entitled thereto on such interest payment date; (xiv) if a temporary Global Security is to be issued with respect to such series, the terms upon which interests in such temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive Debt Securities of the series, and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Debt Securities of the series; (xv) any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (xvi) any additional Events of Default provided with respect to such Debt Securities; (xvii) information with respect to book-entry procedures, if any; (xviii) whether the Debt Securities will be repayable at the option of the Holder; (xix) any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture; (xx) the right of the Corporation to defease the Debt Securities or certain covenants under the Indentures; (xxi) the Person or Persons who shall be the Security Registrar; and (xxii) the terms of any securities being offered together with or separately from the Debt Securities. Such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities, certain United States federal income tax consequences and, any risk factors or other special considerations applicable to such series of Debt Securities. If a Debt Security is denominated in a foreign currency, such Debt Security may not trade on a United States national securities exchange unless and until the Commission has approved appropriate rule changes pursuant to the Securities Act to accommodate the trading of such Debt Security.

     Neither Indenture contains any restriction on the Corporation's ability to enter into highly leveraged transactions or any provision affording special protection to holders of Debt Securities in the event the Corporation engages in a highly leveraged transaction. Further, neither Indenture contains any provisions that would provide protection to holders of Debt Securities upon a sudden and dramatic decline in the credit quality of the Corporation resulting from a takeover, recapitalization or similar restructuring of the Corporation.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities other than Bearer Securities in temporary or permanent global form will have interest coupons attached. (SECTION 201) Each Indenture also provides that Bearer Securities or Registered Securities of a series may be issuable in permanent global form. (SECTION 203) See "-- Permanent Global Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer Securities surrendered in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (SECTION 305) Each Bearer Security, other than a temporary global Bearer Security, and each interest coupon will bear the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to such series of Debt Securities, without service charge and upon payment of any taxes and other governmental charges. (SECTION 305) If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Corporation will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Corporation will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities. (SECTION 1002)

     The Corporation shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption, or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Registered Security shall be surrendered for redemption. (SECTION 305) Additional information regarding restrictions on the issuance, exchange and transfer of and special United States federal income tax considerations relating to Bearer Securities will be set forth in the applicable Prospectus Supplement.

TEMPORARY GLOBAL SECURITIES

     If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Corporation of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel S.A. ("Cedel") for credit to designated accounts. On and after the date determined as provided in any such temporary Global Security and described in the applicable Prospectus Supplement, but within a reasonable time, each such temporary Global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in such Prospectus Supplement. No definitive Bearer Security or permanent global Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary Global Securities will be set forth in the Prospectus Supplement relating thereto.

PERMANENT GLOBAL SECURITIES

     If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent Global Security will be payable in the manner described in the Prospectus Supplement relating thereto.

PAYMENTS AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payments of principal of and premium, if any, and interest, if any, on Bearer Securities will be payable in the currency designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time. Unless otherwise provided in the Prospectus Supplement, such payments may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date to a paying agent outside the United States. (SECTION 1001) No payment with respect to any Bearer Security will be made at any office or paying agency maintained by the Corporation in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency of, and designated by, the Corporation located in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the Trustee receives an opinion of counsel that such payment within the United States is legal. (SECTION
1002) As used in the Prospectus, "United States" means the United States of America (including the States and the District of Columbia) and its possessions.

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on a Registered Security will be payable in the currency designated in the Prospectus Supplement, and interest will be payable at the office of such paying agent or paying agents as the Corporation may appoint from time to time, except that, at the option of the Corporation, payment of any interest may be made by a check in such currency mailed to the Holder at such Holder's registered address or by wire transfer to an account in such currency designated by such Holder in writing not less than ten days prior to the date of such payment. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on a Registered Security will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payments. (SECTION 307) Unless otherwise indicated in the applicable Prospectus Supplement, principal payable at maturity will be paid to the registered holder upon surrender of the Registered Security at the office of a duly appointed paying agent.

     The paying agents outside the United States initially appointed by the Corporation for a series of Debt Securities will be named in the applicable Prospectus Supplement. The Corporation may terminate the appointment of any of the paying agents from time to time, except that the Corporation will maintain at least one paying agent outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Debt Securities is listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Debt Securities. (SECTION 1002)

     All moneys paid by the Corporation to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, at request of the Corporation, be repaid to the Corporation, and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Corporation for payment thereof. (SECTION 1003)

COVENANTS CONTAINED IN INDENTURES

     The Senior Indenture provides that the Corporation will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or permit any "Principal Subsidiary Bank" (defined as any Subsidiary Bank having total assets in excess of 10% of the total consolidated assets of the Corporation and its Subsidiaries) to issue (except to the Corporation), shares of "Capital Stock" (defined as outstanding shares of stock of any class), or securities convertible into Capital Stock, of any Principal Subsidiary Bank, or any Subsidiary owning, directly or indirectly, in whole or in part, Capital Stock of a Principal Subsidiary Bank, with the following exceptions: (i) sales of directors' qualifying shares; (ii) sales or other dispositions for fair market value if, after giving effect to such disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into Capital Stock, the Corporation would own, directly or indirectly, through Subsidiaries not less than 80% of the shares of each class of Capital Stock of such Principal Subsidiary Bank; (iii) sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or (iv) sales of Capital Stock by any Principal Subsidiary Bank to its stockholders where the sale does not reduce the percentage of shares of the same class owned by the Corporation. (SECTION 1005 OF THE SENIOR INDENTURE) At the date hereof, the only Subsidiary Bank which is a Principal Subsidiary Bank is the Bank. Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia, if after giving effect to such merger or consolidation, the Corporation or any Wholly-Owned Subsidiary owns at least 80% of the Capital Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto, no default or Event of Default shall have happened and be continuing.

     The Subordinated Indenture does not contain the foregoing covenant.

     The Corporation is not restricted by the Indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property for any purpose or from paying dividends or making distributions on its Capital Stock or purchasing or redeeming its Capital Stock. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provision which would require the Corporation to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Corporation which may adversely affect the creditworthiness of the Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Corporation may not consolidate with or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person unless (i) the successor Person is a corporation organized and validly existing under the laws of a domestic jurisdiction and expressly assumes the Corporation's obligations on the Debt Securities and under the applicable Indenture; and (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (SECTION 801)

MODIFICATION AND WAIVER

     Except as to certain modifications and amendments not adverse to Holders of Debt Securities, modifications and amendments of and waivers of compliance with provisions of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series thereunder affected by such modification, amendment or waiver; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby, (i) change the Stated Maturity of the principal or any installment of principal or any installment of interest, if any; (ii) reduce the amount of principal or interest thereon, or any premium payable upon redemption or repayment thereof or in the case of an Original Issue Discount Security the amount of principal payable upon acceleration of the Maturity thereof; (iii) change the place of payment or the currency in which principal or interest is payable, if any; (iv) impair the right to institute suit for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the right of repayment, if any, at the option of the Holder; (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; (vi) reduce the requirements contained in the applicable Indenture for quorum or voting; (vii) in the case of Subordinated Securities convertible into Common Stock, impair any right to convert such Subordinated Securities; or (viii) modify any of the above provisions. (SECTION 902)

     Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series issued thereunder if Debt Securities of that series are issuable in whole or in part as Bearer Securities. (SECTION 1401 OF THE SENIOR INDENTURE, SECTION 1601 OF THE SUBORDINATED INDENTURE) A meeting may be called at any time by the Trustee for such Debt Securities, or upon the request of the Corporation or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the Indenture with respect thereto. (SECTION 1402 OF THE SENIOR INDENTURE, SECTION 1602 OF THE SUBORDINATED INDENTURE) Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of a majority in principal amount of such Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. (SECTION 1404 OF THE SENIOR INDENTURE, SECTION 1604 OF THE SUBORDINATED INDENTURE)

     Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture with respect thereto will be binding on all Holders of Debt Securities of that series and the related coupons issued under that Indenture. The quorum at any meeting of Holders of a series of Debt Securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of such series issued under that Indenture will constitute a quorum. (SECTION 1404 OF THE SENIOR INDENTURE, SECTION 1604 OF THE SUBORDINATED INDENTURE)

EVENTS OF DEFAULT

     Unless otherwise provided in the applicable Prospectus Supplement, any series of Senior Securities issued under the Senior Indenture will provide that the following shall constitute Events of Default with respect to such series:
(i) default in payment of principal of or premium, if any, on any Senior Security of such series when due; (ii) default for 30 days in payment of interest, if any, on any Senior Security of such series or related coupon, if any, when due; (iii) default in the deposit of any sinking fund payment on any Senior Security of such series when due; (iv) default in the performance of certain covenants contained in such Indenture; (v) default in the performance of any other covenant in such Indenture, continued for 30 days after written notice thereof by the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Senior Securities of such series issued under that Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization of the Corporation. (SECTION 501 OF THE SENIOR INDENTURE)

     Unless otherwise provided in the applicable Prospectus Supplement, any series of Subordinated Securities issued under the Subordinated Indenture will provide that the only Event of Default will be certain events of bankruptcy of the Corporation. (SECTION 501 OF THE SUBORDINATED INDENTURE) Unless specifically stated in the applicable Prospectus Supplement for a particular series of Subordinated Securities, there is no right of acceleration of the payment of principal of the Subordinated Securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, default of any sinking fund payment; or the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture, the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy. (SECTION 503 OF THE SUBORDINATED INDENTURE)

     The Corporation is required to file with each Trustee annually an Officers' Certificate concerning the absence of certain defaults under the terms of the Indentures. (SECTION 1007 OF THE SENIOR INDENTURE, SECTION 1004 OF THE SUBORDINATED INDENTURE) Each Indenture provides that if an Event of Default specified therein shall occur and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series issued under that Indenture may declare the principal of all such Debt Securities (or in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (SECTION 502) In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of any such series and any related coupons, waive any past default or Event of Default except a default (i) in payment of the principal of or premium, if any, or interest, if any, on any of the Debt Securities of such series and (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series or coupon affected. (SECTION 513)

     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of any series thereunder or any related coupons before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders. (SECTION 603) Each Indenture provides that no Holder of any Debt Securities of any series thereunder or any related coupons may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case where the Trustee thereunder fails to act for 60 days after it receives written notice of default and the Trustee receives a request to enforce such Indenture by the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series and an offer of reasonable indemnity. (SECTION 507) This provision will not prevent any Holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest, if any, thereon at the respective due dates thereof. (SECTION 508) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series issued under an Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee for such Debt Securities or exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the Indenture under which it serves or which would be unjustly prejudicial to Holders not joining therein. (SECTION 512)

     The Subordinated Indenture provides that the Trustee thereunder will give to the Holders of Debt Securities notice of a default if not cured or waived, but, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series or any related coupons or in the payment of any sinking fund installment with respect to Debt Securities of such series or in the exchange of Capital Securities for Debt Securities of such series, the Trustee for such Debt Securities shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities. (SECTION 602 OF THE SUBORDINATED INDENTURE)

     The Senior Indenture provides that the Trustee thereunder will give to the Holders of Debt Securities notice of a default, however, in the case of default in the performance, or breach, of any covenant or warranty of the Company under the Senior Indenture, and continuance of such default or breach for 30 days after notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, requiring it to be remedied, the Trustee for such Debt Securities will not give notice to Holders of such Debt Securities until at least 30 days after the occurrence of such default. (SECTION 602 OF THE SENIOR INDENTURE)

DEFEASANCE AND DISCHARGE

     The Corporation may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies, obligations to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-U.S. persons) upon the deposit with the Trustee, in trust, of money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any mandatory sinking fund or analogous payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and the Debt Securities of such series. Such a trust may be established only if, among other things, (a) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the applicable Indenture there has been a change in applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (b) the Debt Securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (SECTION 403) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

     The Corporation may terminate certain of its obligations under each Indenture with respect to the Debt Securities of any series thereunder, including its obligations to comply with the covenants described under " -- Covenants Contained in Indentures" above, with respect to such Debt Securities, on the terms and subject to the conditions contained in such Indentures, by depositing in trust with the Trustee money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on such Debt Securities, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor. Such deposit and termination is conditioned, among other things, upon the Corporation's delivery of an opinion of counsel that the Holders of such Debt Securities will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve the Corporation of its obligation to pay when due the principal of or interest on such Debt Securities if such Debt Securities of such series are not paid from the money or Eligible Instruments held by the Trustee for the payment thereof. (SECTION 1501 OF THE SENIOR INDENTURE, SECTION 1701 OF THE SUBORDINATED INDENTURE) The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to the Debt Securities of a particular series. In the event the Corporation exercises its option to omit compliance with the covenants described under " -- Covenants Contained in Indentures" above with respect to the Debt Securities of any series as described above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and

Eligible Instruments on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Corporation shall in any event remain liable for such payments as provided in the applicable Indenture.

SUBORDINATION

     The Subordinated Securities shall be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Debt (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Subordinated Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Securities. (SECTION 1801 OF THE SUBORDINATED INDENTURE) "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than (i) any obligation as to which it is provided that such obligation is not Senior Debt and (ii) the Subordinated Securities. (SECTION 101 OF THE SUBORDINATED INDENTURE) As of September 30, 1996, the Corporation had no Senior Debt outstanding.

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or interest on the Subordinated Securities. In such event, any payment or distribution on account of the principal of or interest on the Subordinated Securities, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. (SECTION 1801 OF THE SUBORDINATED INDENTURE)

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of Subordinated Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Securities, shall be entitled to be repaid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the Subordinated Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Securities and such other obligations. If any payment or distribution on account of the principal of or interest on the Subordinated Securities of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of any Subordinated Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. (SECTION 1801 OF THE SUBORDINATED INDENTURE) By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Subordinated Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Securities.

CONVERSION OF SUBORDINATED CONVERTIBLE SECURITIES

     The Holders of Subordinated Securities of a specified series that are convertible into Common Stock, Preferred Shares or Depositary Shares of the Corporation ("Subordinated Convertible Securities") will be entitled at certain times specified in the applicable Prospectus Supplement, subject to prior redemption, repayment or repurchase, to convert any Subordinated Convertible Securities of such series (in denominations set forth in the applicable Prospectus Supplement) into Common Stock, Preferred Shares or Depositary Shares, as the case may be, at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described below and in the applicable Prospectus Supplement. Except as described below, no adjustment will be made on conversion of any Subordinated Convertible Securities for interest accrued thereon or for dividends on any Common Stock, Preferred Shares or Depositary Shares issued. (SECTION 1903 OF THE SUBORDINATED INDENTURE) If any Subordinated Convertible Securities (not called for redemption or submitted for repayment) are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, such Subordinated Convertible Securities must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted. (SECTION 1903 OF THE SUBORDINATED INDENTURE) The Corporation is not required to issue fractional shares of Common Stock upon conversion of Subordinated Convertible Securities that are convertible into Common Stock and, in lieu thereof, will pay a cash adjustment based upon the Closing Price (as defined in the Subordinated Indenture) of the Common Stock on the last business day prior to the date of conversion. (SECTION 1904 OF THE SUBORDINATED INDENTURE) In the case of Subordinated Convertible Securities called for redemption or submitted for repayment, conversion rights will expire at the close of business on the redemption date or repayment date, as the case may be. (SECTION 1902 OF THE SUBORDINATED INDENTURE)

     Unless otherwise indicated in the applicable Prospectus Supplement, the conversion price for Subordinated Convertible Securities that are convertible into Common Stock is subject to adjustment under formulas set forth in the Subordinated Indenture upon the occurrence of certain events, including the issuance of the Corporation's capital stock as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Subordinated Indenture); and the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Corporation (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above). (SECTION 1906 OF THE SUBORDINATED INDENTURE) In the event that the Corporation shall distribute any rights or warrants to acquire capital stock ("Capital Stock Rights") pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Subordinated Convertible Securities), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Corporation may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each Holder of such a Subordinated Convertible Security who converts such Subordinated Convertible Security (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with

Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Subordinated Convertible Security so converted would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Subordinated Convertible Security were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment. (SECTION 1906 OF THE SUBORDINATED INDENTURE)

     No adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of Subordinated Convertible Securities that are convertible into Common Stock will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect, provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Notwithstanding any of the foregoing, the issuance of Common Stock under the Corporation's Dividend Reinvestment and Stock Purchase Plan shall not require an adjustment to the conversion price of Subordinated Convertible Securities that are convertible into Common Stock. The Corporation reserves the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as the Corporation, in its discretion, shall determine to be advisable in order that certain stock-related distributions thereafter made by the Corporation to its stockholders shall not be taxable. (SECTION 1906 OF THE SUBORDINATED INDENTURE) Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Corporation or (iii) a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case, as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, such Common Stock, the Holders of the Subordinated Convertible Securities then outstanding that are convertible into Common Stock will be entitled thereafter to convert such Subordinated Convertible Securities into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Subordinated Convertible Securities been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. (SECTION 1907 OF THE SUBORDINATED INDENTURE)

     In the event of a taxable distribution to holders of Common Stock (or other transaction) which results in any adjustment of the conversion price of Subordinated Convertible Securities that are convertible into Common Stock, the Holders of such Subordinated Convertible Securities may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock or such Subordinated Convertible Securities.

                        DESCRIPTION OF PREFERRED SHARES

     The following description of the terms of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Shares offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Shares. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Shares set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to each series of the Preferred Shares.

GENERAL

     Pursuant to the Corporation's Articles of Incorporation, as amended (the "Articles"), the Board of Directors of the Corporation has the authority, without further stockholder action, to issue from time to time a maximum of 1,000,000 shares of preferred stock, without par value ("Preferred Stock"), including shares issued or reserved for issuance, in one or more series and with such terms and at such times and for such consideration as the Board of Directors of the Corporation may determine. The terms and conditions of the Preferred Stock are governed by the laws of the state of Ohio as well as by the Corporation's Articles, and the Corporation's Code of Regulations. The authority of the Board of Directors of the Corporation includes the determination or fixing of the following with respect to shares of any series thereof: (i) the number of shares and designation or title thereof; (ii) rights as to dividends;
(iii) whether and upon what terms the shares are to be redeemable; (iv) the rights of the holders upon the dissolution, or upon the distribution of assets, of the Corporation; (v) whether and upon what terms the shares shall have a purchase, retirement or sinking fund; (vi) whether and upon what terms the shares are to be convertible; (vii) the voting rights, if any, which shall apply; and (viii) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. At December 31, 1996, no shares of Preferred Stock were outstanding.

     As described under "DESCRIPTION OF DEPOSITARY SHARES," the Corporation may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Shares) in a share of the particular series of the Preferred Shares issued and deposited with a Depositary (as defined).

     Under interpretations adopted by the Federal Reserve Board, if the holders of any series of the Preferred Shares become entitled to vote for the election of directors because dividends on such series are in arrears as described under "-- Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

     The Preferred Shares shall have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Shares. For information concerning legal limitations on the ability of the Bank to supply funds to the Corporation, see "CERTAIN REGULATORY MATTERS." Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Shares offered thereby for specific terms, including (i) the title, stated value and liquidation preference of such Preferred Shares and the number of Preferred Shares offered; (ii) the initial public offering price at which such Preferred Shares will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any repurchase, redemption or sinking fund provisions;

(v) any conversion provisions; (vi) whether the Corporation has elected to offer Depositary Shares as described under "DESCRIPTION OF DEPOSITARY SHARES;" and
(vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The Preferred Shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Shares, each series of the Preferred Shares will rank on a parity in all respects with each other series of the Preferred Shares and will rank senior to the Corporation's Series A Preferred Stock described below. The Preferred Shares will have no preemptive rights to subscribe for any additional securities which may be issued by the Corporation. Unless otherwise specified in the applicable Prospectus Supplement, the Bank will be the transfer agent and registrar for the Preferred Shares and any Depositary Shares.

     Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will rank on a parity in all respects with the outstanding Preferred Stock of the Corporation and shall rank senior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets. The Common Stock of the Corporation, including the Common Stock that may be issued upon conversion of the Preferred Shares or in exchange for, or upon conversion of, Subordinated Securities, will be subject to any prior rights of the Preferred Stock then outstanding. Therefore, the rights of any Preferred Stock that may be subsequently issued, may limit the rights of the holders of the Preferred Shares and Common Stock of the Corporation.

DIVIDENDS

     The holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at such rates and on such dates as will be set forth in the Prospectus Supplement relating to such series. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Corporation on such record dates as will be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

     Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of the Corporation fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative ("Noncumulative Preferred Shares"), then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Corporation will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates.

     No full dividends will be declared or paid or set apart for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to the Preferred Shares for any period unless full dividends on the Preferred Shares of each series (including any accumulated dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon any series of Preferred Shares and any Preferred Stock ranking on a parity as to dividends with the Preferred Shares, all dividends declared or made upon Preferred Shares of each series and any Preferred Stock ranking on a parity as to dividends with the Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on Preferred Shares of each series and such Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Shares, shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of each series of the Preferred Shares and such Preferred Stock bear to each other. Except as provided in the preceding sentence, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Corporation ranking junior to the Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the

Corporation ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Shares as to dividends and upon liquidation) unless, in each case, the full dividends on each series of the Preferred Shares shall have been paid or declared and set aside for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any series of the Preferred Shares which may be in arrears.

REDEMPTION

     A series of the Preferred Shares may be redeemable, in whole or in part, at the option of the Corporation, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case, upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Preferred Shares redeemed by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, as the case may be.

     The Prospectus Supplement relating to a series of the Preferred Shares which is subject to mandatory redemption will specify the number of shares of such series of the Preferred Shares which shall be redeemed by the Corporation in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash or other property, as specified in the Prospectus Supplement relating to such series of the Preferred Shares. If the redemption price is payable only from the net proceeds of the issuance of capital stock of the Corporation, the terms of such series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the applicable shares of such series of the Preferred Shares shall automatically and mandatorily be converted into shares of the applicable capital stock of the Corporation pursuant to conversion provisions specified in the Prospectus Supplement relating to such series of the Preferred Shares.

     If fewer than all of the outstanding shares of any series of the Preferred Shares are to be redeemed, the number of Preferred Shares to be redeemed will be determined by the Board of Directors of the Corporation and such Preferred Shares shall be redeemed pro rata from the holders of record of such Preferred Shares in proportion to the number of such Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares).

     Notwithstanding the foregoing, if any dividends, including any accumulation, on Preferred Shares of any series are in arrears, no Preferred Shares of such series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any Preferred Shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer, provided that such offer is made on the same terms to all holders of such series of the Preferred Shares.

     Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Corporation. Each such notice shall state (i) the redemption date; (ii) the number of Preferred Shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights as to such Preferred Shares, if any, shall terminate. If fewer than all Preferred Shares of any series of the Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number or percentage of Preferred Shares to be redeemed from such holder.

     If notice of redemption has been given, from and after the redemption date for the shares of the series of the Preferred Shares called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the Preferred Shares so called for redemption), dividends on the Preferred Shares so called for redemption shall cease to accrue and such Preferred Shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by the Corporation. If fewer than all of the Preferred Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Preferred Shares without cost to the holder thereof.

     In the event that a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, the Company will comply with all applicable provisions of the Exchange Act.

CONVERSION

     The Prospectus Supplement relating to a series of the Preferred Shares which is convertible will state the terms on which Preferred Shares of that series are convertible into shares of Common Stock or a series of Preferred Stock.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of the Preferred Shares and any Preferred Stock ranking on a parity with such series of Preferred Shares upon liquidation will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of the Common Stock or any other class or series of stock of the Corporation ranking junior to such series of the Preferred Shares upon liquidation, liquidation distributions in the amount set forth in the Prospectus Supplement relating to such series of the Preferred Shares plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then current dividend period and, if such series of the Preferred Shares is cumulative, for all dividend periods prior thereto. Neither the sale of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Preferred Shares of any series and any other Preferred Stock of the Corporation ranking as to any such distribution on a parity with such series of the Preferred Shares shall be insufficient to pay in full all amounts to which such holders are entitled, no such distribution shall be made on account of any shares of any other series of the Preferred Shares or Preferred Stock of the Corporation ranking as to any such distribution on a parity with the Preferred Shares of such series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares of such series, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of such series of the Preferred Shares will have no right or claim to any of the remaining assets of the Corporation.

VOTING RIGHTS

     Except as indicated below or in the Prospectus Supplement relating to a particular series of the Preferred Shares, or except as expressly required by applicable law, the holders of the Preferred Shares will not be entitled to vote. In the event the Corporation issues shares of a series of the Preferred Shares, unless otherwise indicated in the Prospectus Supplement relating to such series, each share will be entitled to one vote on matters on which holders of such series are entitled to vote. However, as more fully described under "DESCRIPTION OF DEPOSITARY SHARES," if the Corporation elects to provide for the issuance of Depositary Shares representing fractional interests in a share of such series of the Preferred Shares, the holders of each such Depositary Share will, in effect, be entitled through the Depositary to such fraction of a vote, rather than a full vote. In the case of any series of Preferred Shares having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series, on matters on which holders of such series and holders of any other series of Preferred Shares or a series of Preferred Stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of the Preferred Shares.

     Whenever dividends on any series of the Preferred Shares shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of shares of the Preferred Shares of such series (voting together as a class with holders of shares of any one or more series of Preferred Stock ranking on a parity with the Preferred Shares as to dividends and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below and until all past dividends accumulated on Preferred Shares of such series shall have been paid in full. Each holder of Preferred Shares of such series will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In such case, the Board of Directors of the Corporation will be increased by two directors, and the holders of the Preferred Shares of such series (together with the holders of shares of any one or more series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) will have the exclusive right as members of such class, as outlined above, to elect two directors at the next annual meeting of stockholders.

     So long as any Preferred Shares of any series remain outstanding, the Corporation will not, without the consent of the holders of the outstanding Preferred Shares of such series and outstanding shares of all series of Preferred Stock ranking on a parity with the Preferred Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are then exercisable, by a vote of at least two-thirds of all such outstanding Preferred Shares and shares of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Corporation's Articles or of the resolutions contained in a Certificate of Designations for any series of the Preferred Shares designating such series of the Preferred Shares and the preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to adversely affect any right, preference, privilege or voting power of the Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case, ranking on a parity with or junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Shares a form of which is filed as an exhibit to the Registration Statement to which this Prospectus pertains.

GENERAL

     The Corporation may, at its option, elect to offer fractional interests in Preferred Shares, rather than full Preferred Shares. In the event such option is exercised, the Corporation will provide for the issuance by a Depositary to the public of Depositary Receipts evidencing Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Shares) in a share of a particular series of the Preferred Shares as described below.

     The shares of any series of the Preferred Shares underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation having its principal executive office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the principal executive office of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a Preferred Share underlying such Depositary Share, to all the rights and preferences of the Preferred Shares underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Corporation, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

     Upon surrender of the Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of Preferred Shares and any money or other property represented by such Depositary Shares. Partial Preferred Shares will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole Preferred Shares to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Shares thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Corporation does not expect that there will be any public trading market for the Preferred Shares represented by Depositary Receipts except as represented by the Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Shares relating to such Preferred Shares in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Corporation to holders of the Preferred Shares shall be made available to holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the Preferred Shares underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Shares held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Shares. Whenever the Corporation redeems Preferred Shares held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED SHARES

     Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Shares. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Shares underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of Preferred Shares underlying such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting Preferred Shares to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Shares.

TAXATION

     Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Preferred Shares represented by such Depositary Shares, and, accordingly, will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Shares. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Preferred Shares in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each Preferred Share to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for the Preferred Shares in the hands of an exchanging owner of Depositary Shares will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary.

However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Shares of the relevant series in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

     The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will pay charges of the Depositary in connection with the initial deposit of the Preferred Shares and any redemption of the Preferred Shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Depositary will forward to the holders of Depositary Shares all reports and communications from the Corporation which are delivered to the Depositary and which the Corporation is required to furnish to the holders of the Preferred Shares.

     Neither the Depositary nor the Corporation will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Corporation and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Shares for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     The Board of Directors of the Corporation is authorized to issue a maximum of 100,000,000 shares of Common Stock. As of March 1, 1997, 85,956,487 shares of Common Stock were issued, of which 81,431,600 were outstanding and 4,524,887 were held as treasury shares. Share numbers reflect the three-for-one stock split announced by the Corporation on December 10, 1996. The Corporation split its Common Stock three-for-one and paid a dividend of Common Stock on January 13, 1997 to Shareholders of Common Stock of record on December 31, 1996. The terms and conditions of the Common Stock are governed by the laws of the State of Ohio as well as by the Corporation's Articles and Code of Regulations.

     Subject to any prior rights of any Preferred Stock then outstanding, holders of the Common Stock are entitled to receive such dividends as are declared by the Board of Directors of the Corporation out of funds legally available therefor. For information concerning legal limitations on the ability of the Bank to supply funds to the Corporation, see "CERTAIN REGULATORY MATTERS." Subject to the rights, if any, of any Preferred Stock then outstanding, all voting rights are vested in the holders of Common Stock. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the Corporation. Holders of Common Stock are not entitled to cumulate votes for the election of directors. The Board of Directors of the Corporation is divided into three classes. The directors of the class elected at each annual election hold office for a term of three years. The Corporation's Articles provide that directors may be removed only for "cause", which is defined as the conviction of a felony or a finding by a court of negligence or misconduct in the performance of a director's duties.

     The Common Stock has no preemptive rights and is not subject to further calls or assessments by the Corporation. The transfer agent and registrar for the Common Stock is the Bank.

     The Corporation's Articles provide that, unless certain conditions have been met, specified business combination transactions (including, but not limited to, a merger with, or sale of all or substantially all the Corporation's assets to, a "related person") submitted to shareholders require the affirmative vote of holders of at least 80% of the Corporation's outstanding shares of Common Stock and the affirmative vote of at least 50% of the outstanding shares of Common Stock held by shareholders other than the related person. Generally, a "related person" is one who beneficially owns 20% or more of the Corporation's outstanding shares of Common Stock. Amendments to certain provisions of the Corporation's Articles (including, among others, those requiring a classified Board of Directors of the Corporation and the super-majority voting provisions), also must be approved by at least 80% of the outstanding shares of Common Stock and, if there is a related person, at least 50% of the outstanding shares not held by the related person.

RIGHTS PLAN

     Each share of Common Stock outstanding (and each share issued by the Corporation prior to the occurrence of certain events) carries with it one preferred stock purchase right ("Preferred Stock Purchase Right") to purchase, at a price of $100.00, one-hundredth of a share of the Corporation's Series A Preferred Stock. The Preferred Stock Purchase Rights are exercisable only if a person or group (an "Adverse Person") acquires or obtains the right to acquire ownership of 20% or more of the Corporation's Common Stock, commences a tender or exchange offer for 30% or more of the Common Stock or is declared an "Adverse Person" by the Corporation's Board of Directors. The Corporation is entitled to redeem the Preferred Stock Purchase Rights at a price of one cent per Preferred Stock Purchase Right at any time before the twentieth day following the date a 20% position has been acquired.

     If the Corporation is acquired in a merger or other business combination transaction, each Preferred Stock Purchase Right entitles its holder (other than an Acquiring Person or Adverse Person) to purchase, at the Preferred Stock Purchase Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Preferred Stock Purchase Right's exercise price. The Preferred Stock Purchase Rights also provide a similar right for holders (other than an Acquiring Person or Adverse Person) to purchase Common Stock having a market value at that time of twice the

Preferred Stock Purchase Right's exercise price under certain circumstances where a person or group has acquired a 30% block of the Corporation's Common Stock or been declared an "Adverse Person" by a majority of the Corporation's outside directors.

     As long as the Preferred Stock Purchase Rights are attached to and evidenced by the certificates representing the Common Stock, the Corporation will continue to issue one Preferred Stock Purchase Right with each share of Common Stock that shall become outstanding. A Preferred Stock Purchase Right is presently attached to each issued and outstanding share of Common Stock. The Preferred Stock Purchase Rights will expire on October 20, 1999 unless earlier redeemed.

     The Preferred Stock Purchase Rights have certain antitakeover effects. The Preferred Stock Purchase Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation on terms not approved by the Board of Directors of the Corporation. The Preferred Stock Purchase Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Corporation since the Rights may be redeemed by the Corporation prior to the consummation of such transactions.

     The Rights Agreement between the Corporation and Mellon Bank, N.A., as Rights Agent, dated as of October 10, 1989, has been filed as an exhibit to the Company's Current Report on Form 8-A dated May 5, 1994. The description of the Rights found in the foregoing Form 8-A has been incorporated by reference herein and copies of such Form can be obtained in the manner set forth under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                       DESCRIPTION OF SECURITIES WARRANTS

     The Corporation may issue Securities Warrants for the purchase of Debt Securities, Preferred Shares, Depositary Shares or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Shares or Depositary Shares offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Preferred Shares or Depositary Shares. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as securities warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Corporation in connection with securities warrant certificates (the "Securities Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, are filed as exhibits to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the forms of Securities Warrant Agreements and Securities Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreements and the Securities Warrant Certificates.

GENERAL

     If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price and exercise price; (ii) the currencies in which such Securities Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iv) the designation and terms of any series of Debt Securities, Preferred Shares or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, Preferred Share or Depositary Share; (v) the date on and after which such Securities Warrants and the related series of Debt Securities, Preferred Shares or Depositary Shares will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which and currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise;
(vii) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date");
(viii) whether the Securities Warrants will be issued in registered or bearer form; (ix) United States federal income tax consequences; and (x) any other terms of such Securities Warrants.

     In the case of Securities Warrants for the purchase of Preferred Shares, Depositary Shares or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price and exercise price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants and, in the case of Securities Warrants for Preferred Shares or Depositary Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants or underlying the Depositary Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the series of Debt Securities, Preferred Shares or Depositary Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security, Preferred Share or Depositary Share; (iv) the date on and after which such Securities Warrants and the related series of Debt Securities, Preferred Shares or Depositary Shares will be transferable separately; (v) the number of Preferred Shares, Depositary Shares or shares of Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such number of Preferred Shares or Depositary Shares of such series or shares of Common Stock may be purchased upon each exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (vii) United States federal income tax consequences; and (viii) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Shares, Depositary Shares or Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

     Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares, Depositary Shares or Common Stock, holders of such Securities Warrants will not have any rights of holders of the Preferred Shares, Depositary Shares or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Shares, Depositary Shares or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Preferred Shares, Depositary Shares or shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), unexercised Securities Warrants will become void.

     Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Securities Warrant Certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant Certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

     The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including (i) the issuance of capital stock as a dividend or distribution on the Common Stock;
(ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Corporation (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above). In the event that the Corporation shall distribute any rights or warrants to acquire capital stock pursuant to clause (iii) above (the "Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Corporation may, in lieu of making any adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Corporation or (iii) a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case, as a result of which holders of the Corporation's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                              PLAN OF DISTRIBUTION

     The Corporation may offer and sell the Offered Securities in any of two ways: (i) through agents or (ii) directly to one or more purchasers. The Prospectus Supplement with respect to any of the Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities, the proceeds to the Corporation from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such Offered Securities may be listed.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Corporation, to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents, and affiliates thereof, may be customers of, engage in transactions with, or perform services for the Corporation and its affiliates in the ordinary course of business.

     Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable as Bearer Securities will agree that, in connection with the original issuance of such Bearer Securities, it will not offer, sell or deliver, directly or indirectly, Bearer Securities to a United States person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     All Offered Securities, except for the Common Stock, will be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Corporation for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Offered Securities.

                             VALIDITY OF SECURITIES

     The validity of the Offered Securities was passed upon for the Corporation by Thomas J. Lakin, Esq., who was formerly Executive Vice President, General Counsel of the Corporation. As of December 31, 1996, Mr. Lakin was the beneficial owner of 10,578 shares of Common Stock and had options to acquire 63,152 additional shares.

                                    EXPERTS

     The consolidated financial statements of the Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing, in giving such report.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OF SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Company Description...................   S-3
Pricing Supplement....................   S-3
Description of Notes..................   S-3
Currency Risks........................  S-18
Certain United States Federal Income
  Tax Consequences....................  S-20
Plan of Distribution..................  S-28
                 PROSPECTUS
Incorporation of Certain Documents
  by Reference........................     2
Available Information.................     2
The Corporation.......................     3
Certain Regulatory Matters............     4
Use of Proceeds.......................     9
Ratio of Earnings to Fixed Charges and
  to Combined Fixed Charges and
  Preferred Stock Dividends...........    10
Description of Debt Securities........    11
Description of Preferred Shares.......    22
Description of Depositary Shares......    27
Description of Common Stock...........    30
Description of Securities Warrants....    32
Plan of Distribution..................    35
Validity of Securities................    35
Experts...............................    35

$250,000,000
STAR BANC CORPORATION

MEDIUM-TERM NOTES,

SERIES A

DUE NINE MONTHS OR MORE
FROM THE DATE OF ISSUE

[STAR BANC LOGO]
STAR BANC CORPORATION

SALOMON BROTHERS INC
BANCAMERICA SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON
DONALDSON, LUFKIN & JENRETTE
 SECURITIES  CORPORATION
MERRILL LYNCH & CO.
MORGAN STANLEY & CO.
  INCORPORATED

PROSPECTUS SUPPLEMENT

DATED MARCH 18, 1997